Exhibit T3A.30

New Nouveau Brunswick CANADA    CANADA PROVINCE OF NEW BRUNSWICK PROVINCE DU NOUVEAU-BRUNSWICK BUSINESS CORPORATIONS ACT LOI SUR LES CORPORATIONS COMMERCIALES CERTIFICATE OF INCORPORATION CERTIFICAT DE CONSTITUTION EN CORPORATION (SECTION 6) (ARTICLE 6) 501109 N.B. LTD. Name of Corporation / Raison sociale de la corporation 501109 Corporation Number / Numéro de la corporation I HEREBY CERTIFY that the above-mentioned corporation, the Articles of Incorporation of which are attached, JE CERTIFIE que la corporation mentionnée ci-dessus, dont les statuts constitutifs sont joints a ce certificat, á été was incorporated under the Business Corporations Act of the Province of New Brunswick. constituée en corporation en vertu de la Loi sur les corporations commerciales de la province du Nouveau-Brunswick. Director Directeur Date of Incorporation October 31, 1995 Date de constitution

BUSINESS CORPORATIONS ACT FORM 1 ARTICLES OF INCORPORATION (SECTION 4)	LOI SUR LES CORPORATIONS COMMERCIALES FORMULE 1 STATUTS CONSTITUTIFS (ARTICLE 4)

1 -	Name of Corporation:	Raison sociale de la corporation:

501109 N.B. LTD.
2 -

The classes and any maximum number of shares that the corporation is authorized to issue and any maximum aggregate amount for which shares may be issued including shares without par value and/or with par value and the amount of the par value:

Les catégories et le nombre maximal d’actions qua la corporation peut émettre ainsi que le montant maximal global pour lequel les actions peuvent étre émises y compris les actions sans vaieur au pair ou avec valeur au pair ou les deux et le montant de la valeur au pair:

An unlimited number of common shares without nominal or par value.

3 -	Restrictions, if any, on share transfers:	Restrictions, s’il y en a, au transfert d’actions:

N/A

4 -	Number (or minimum and maximum number) of directors:	Nombre (ou nombre minimum et maximum) des administrateurs:

Minimum of 1 - Maximum of 10
5 -	Restrictions, if any, on business the corporation may carry on:	Restrictions, s’il y en a, à I’activité que peut exercer la corporation:

N/A
6 -	Other provisions, if any:	D’autres dispositions, ie cas échéant:

See Schedule “A” attached hereto.

7 -	Incorporators:		Fondateurs:
Date		Names – Noms	Address (include postal code) Adresses (y compris le code postal)	Signature
Oct. 31/95		R. B. Eddy	P.0. Box 610, Fredericton, NB E3B 5A6	/s/ R. B. Eddy

FOR DEPARTMENT USE ONLY	RÉSERVÉ À L’USAGE DU MINISTÉRE
Corporation No. - N*. de Corporation 501109	Filed - Déposé FILED/DEPOSE OCT 31 1995
45-4104(1/94)

SCHEDULE “A”

This is Schedule “A” referred to in the foregoing articles of incorporation of 501109 N.B. LTD.

1.	Financial Assistance

Subject to subsection 43(2) of the Act and without any other restriction, the Corporation and any corporation with which it is affiliated may, in addition to any other powers it may have, give financial assistance, directly or indirectly, by any means including, without limiting the generality of the foregoing, by means of a loan or guarantee,

(a)	to any shareholder, director, officer or employee of the Corporation, or of an affiliated corporation, or,

(b)	to any associate of a shareholder, director, officer or employee of the Corporation or of an affiliated corporation.

2.	Meetings of Shareholders

2.1    Meetings of shareholders may be held within New Brunswick, or outside New Brunswick in any capital city of any state or province in North America or at any place where the Corporation has a place of business.

2.2    Notice of the time and place of a meeting of shareholders shall be sent not more than 10 days before the meeting to each shareholder entitled to vote at the meeting, to each director, and to the auditor, if any.

3.	Borrowing

3.1    The board of directors may, without authorization of the shareholders, from time to time, in such amounts and on such terms as they deem expedient:

(a)	borrow money upon the credit of the Corporation;

(b)	issue, reissue, sell or pledge debt obligations of the Corporation;

(c)

charge, mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired, moveable or immoveable property of the Corporation, including book debts, rights, powers, franchises and undertakings, to secure any debt obligation or any money borrowed or other debt or liability of the Corporation; or

(d)	give a guarantee on behalf of the Corporation to secure performance of an obligation of any person.

3.2    The board of directors may from time to time delegate to such 1 or more of the directors and officers of the Corporation as may be designated by the board, all or any of the powers conferred on the board in clause 3.1 above, to such extent and in such manner as the board shall determine at the time of each such delegation.

4.	Invitation to Public

4.1    An invitation to the public to subscribe for securities of the Corporation is prohibited. The number of shareholders is limited to fifty (50), not including persons who are or have been in the employment of the Corporation and persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after the termination of that employment, to be shareholders of the Corporation, two or more persons holding one or more shares jointly being counted as a single shareholder.

5.	Pre-emptive Rights

Except as provided by bylaw or a unanimous shareholder agreement, shareholders have no pre-emptive right pursuant to section 27 of the Business Corporations Act or otherwise.

FILED/DEPOSE OCT 31 1995

BUSINESS CORPORATIONS ACT FORM 2 NOTICE OF REGISTERED OFFICE OR NOTICE OF CHANGE OF REGISTERED OFFICE (SECTION 17)	LOI SUR LES CORPORATIONS COMMERCIALES FORMULE 2 AVIS DE DESIGNATION OU AVIS DE CHANGEMENT DU BUREAU ENREGISTRÉ (ARTICLE 17)

1 -	Name of Corporation - Raison sociale de la corporation:	2 - Corporation No. - N°. de corporation:

	501109 N.B. LTD.	501109
3 -	Place and address of the registered office:	Lieu et adresse ou bureau enregistre:

	570 Queen Street Suite 600, Barker House P.O. Box 610 Fredericton, NB E3B 5A6

4 -	Effective date of change:		Date d’entrée en vigueur du changement:
N/A
5 -	Previous place and address of the registered office:		Demiers lieu et adresse du bureau enregistré:
N/A

Date	Signature	Description of Office Fonction
October 31/95	/s/ R. B. Eddy	Incorporator

	BUSINESS CORPORATIONS ACT FORM 4 NOTICE OF DIRECTORS OR NOTICE OF CHANGE OF DIRECTORS (SECTION 64, 71)	LOI SUR LES CORPORATIONS COMMERCIALES FORMULE 4 LISTE DES ADMINISTRATEURS OU AVIS DE CHANGEMENT D’ADMINISTRATEURS (ARTICLE 64, 71)
1 -	Name of Corporation - Raison sociale de la corporation:

501109 N.B. LTD.

2 -	The following persons became directors of this corporation: Effective Date October 31, 1995	Liste des personnes devenues administrateurs de la corporation Date d’entrée en vigueur

Name / Nom	Residential Address or Address for Service Adresse résidentielle ou adresse pour fin de signification	Occupation	Telephone Téléphone
R. B. Eddy	570 Queen Street, P.O. Box 610 Fredericton, NB E3B 5A6	Lawyer	458-8572

3 -	The following persons ceased to be directors fo the corporation: Effective Date - Date d’entrée en vigueur	Liste des personnes qui ont cessé d’étre administrateurs de la corporation:

Name / Nom	Residential Address or Address for Service Adresse résidentielle ou adresse pour fin de signification
N/A	N/A

4 -	The directors of the corporation now are:	Administrateurs actuels de la corporation:

Name / Nom	Residential Address or Address for Service Adresse résidentielle ou adresse pour fin de signification	Occupation	Telephone Téléphone
R. B. Eddy	570 Queen Street, P.O. Box 610 Fredericton, NB E3B 5A6	Lawyer	458-8572

Date	Signature	Description of Office Fonction
October 31/95	/s/ R. B. Eddy	Director

For Department Use Only / Resérvé à I’usage du ministére	Forms 2 and 4 / Formules 2 et 4 Filed/Déposé FILED/DEPOSE OCT 31 1995
NOTE: TO BE USED FOR NEW INCORPORATIONS ONLY	REM: Á N’UTILISER QUE POUR UNE NOUVELLE CONSTITUTION EN CORPORATION